UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing, Suite 250 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

Loan Agreement

On April 3, 2017, the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into a Loan and Security Agreement with Wilmington Trust, National Association, as agent, and the lenders party thereto (the “Loan Agreement”), providing for a term loan of $85,000,000 (the “Loan”) and a maturity date of April 4, 2022. The Loan is secured by substantially all of the assets of the Company and its subsidiaries.

Interest on the Loan is equal to the one-, two-, three- or six-month London interbank rate, or LIBOR, plus 8.75% per annum on the unpaid principal amount of the Loan, subject to adjustment under certain circumstances. Interest on the Loan is generally payable monthly. There are no amortized principal payments; however, the Company is required to prepay the Loan, and in certain cases pay a prepayment premium thereon, with proceeds received from the issuances of debt or equity, transfers, events of loss and extraordinary receipts. The Company is required to make an offer quarterly to the lenders to prepay the Loan in an amount equal to 75% of its excess cash flow, plus accrued and unpaid interest thereon and a prepayment premium.

The Loan Agreement contains various covenants that limit, among other things, the Company’s ability and certain of its subsidiaries’ ability to incur certain indebtedness, grant certain liens, merge or consolidate, sell assets, make certain loans, enter into acquisitions, incur capital expenditures, make investments, and pay dividends. In addition, the Company is required to maintain the following financial covenants:

•	a ratio of secured indebtedness to EBITDA of not more than 3.10 to 1.00 beginning with the four consecutive quarters ending June 30, 2017, reducing to 1.80 to 1.00 by the four consecutive quarters ending September 30, 2019;

•	daily cash collateral of not less than $10,000,000 commencing on June 30, 2017, increasing to $15,000,000 on October 1, 2017, and potentially further increasing to $18,000,000 beginning on April 4, 2018;

•	a rolling four quarter gross margin in contract backlog of not less than $60,000,000 commencing June 30, 2017, increasing to $70,000,000 by March 31, 2019;

•	the incurrence of net capital expenditures during each four consecutive fiscal quarters shall not exceed $15,000,000;

•	bonding capacity shall be maintained at all times in an amount not less than $1,000,000,000; and

•	the EBITDA of Tealstone Residential Concrete, Inc. shall not be less than $12,000,000 during each four consecutive fiscal quarters, commencing June 30, 2017.

The Loan Agreement also includes customary events of default, including events of default relating to non-payment of principal or interest, inaccuracy of representations and warranties, breaches of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, loan documents not being valid, calls under the Company’s bonds, failure of specified individuals to remain employed by the Company, and a change of control. If an event of default occurs, the lenders will be able to accelerate the maturity of the Loan Agreement and exercise other rights and remedies.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Warrants

On April 3, 2017, the Company issued Warrants (the “Warrants”) to the lenders under the Loan Agreement (the “Holders”) pursuant to which the Holders have the right to purchase, for a period of five years from the date of issuance, up to an aggregate of 1,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an initial exercise price of $10.25 per share, subject to adjustment for stock splits, combinations and similar recapitalization events and weighted-average antidilution upon the issuance by the Company of shares of common stock or rights, options or convertible securities exercisable for common stock in the future at a price below the exercise price of the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to such document, a form of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2017.

Registration Rights Agreement

In connection with the issuance of the Warrants, on April 3, 2017, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders pursuant to which the Company granted to the Holders certain registration rights related to the Warrants and the Warrant Shares.  Under the Registration Rights Agreement, the Company agreed to file registration statements on Form S-3 with respect to the resale of the Warrants and the Warrant Shares and to register common stock having a value of not less than $80 million no later than May 31, 2017 and granted to the Holders demand and piggyback registration rights, including the right to demand underwritten shelf offerings for resale of the Warrants and Warrant Shares and receive reimbursement from the Company of registration expenses specified in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify and hold harmless the Holders and their officers, directors, employees, agents and representatives, and each person who controls the Holders, from and against all losses incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  The Holders agreed to indemnify and hold harmless the Company and its officers, directors, employees, agents and representatives, and each person who controls the Company, from and against all losses that may be based upon written information furnished by the Holders to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 3, 2017, the Company consummated the acquisition of 100% of the outstanding stock of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc. (collectively, “Tealstone”) from the stockholders thereof (the “Sellers”) for consideration consisting of $55,000,000 in cash (less debt outstanding on the closing date and costs incurred by the Sellers and Tealstone in connection with the transaction), 1,882,058 shares of the Company’s common stock (the “Placement Shares”), and $5,000,000 of promissory notes issued to the Sellers. In addition, the Company will make $2,500,000 and $7,500,000 of deferred cash payments on the second and third anniversaries of the closing date, respectively, and up to an aggregate of $15,000,000 in earn-out payments may be made on the first, second, third and fourth anniversaries of the closing date to continuing Tealstone management or their affiliates if specified financial performance levels are achieved. Tealstone focuses on concrete construction of residential foundations, parking garages, paving, elevated slabs and other concrete work for leading homebuilders, multi-family developers and general contractors in both retail and commercial markets.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 regarding the Loan Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 regarding the Warrants and under Item 2.01 regarding the Placement Shares are incorporated herein by reference. The offer and sale of the Warrants and the Placement Shares constituted a private placement under Section 4(a)(2) of the Securities Act in accordance with Regulation D promulgated thereunder.

Item 8.01	Other Events

On April 3, 2017, the Company issued a press release relating to the Loan Agreement and the closing of the Tealstone acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements. The historical financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this report no later than 71 calendar days from the date that this report is required to be filed.

(b)	Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this report no later than 71 calendar days from the date that this report is required to be filed.

(d)	Exhibits

Exhibit	Description

4.1	Registration Rights Agreement, dated as of April 3, 2017, between Sterling Construction Company, Inc. and the holders party thereto.

10.1	Loan and Security Agreement, dated as of April 3, 2017, by and between Sterling Construction Company, Inc., the guarantors party thereto, Wilmington Trust, National Association, as agent, and the lenders party thereto.

99.1	Press release, dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date: April 4, 2017	By:	/s/ Ron Ballschmiede
Ron Ballschmiede
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

4.1	Registration Rights Agreement, dated as of April 3, 2017, between Sterling Construction Company, Inc. and the holders party thereto.

10.1	Loan and Security Agreement, dated as of April 3, 2017, by and between Sterling Construction Company, Inc., the guarantors party thereto, Wilmington Trust, National Association, as agent, and the lenders party thereto.

99.1	Press release, dated April 3, 2017.